UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

H/Cell Energy Corporation

(Exact name of registrant as specified in its charter)

Nevada	47-4823945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

97 River Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act. None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-212315

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
Title of class

Item 1.	Description of The Company’s Securities to be Registered

The securities to be registered hereby are the shares of common stock, par value $0.0001 per share, of H/Cell Energy Corporation (the “Registrant”). The description of the common stock to be registered hereunder is contained in the section entitled “Description of Securities” of the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-212315), as filed with the Securities and Exchange Commission on June 29, 2016, as amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item2.	Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.01	Articles of Incorporation of the Company, filed with the Nevada Secretary of State on August 17, 2015, filed as an exhibit to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2016 and incorporated herein by reference.

3.02	Certificate of Correction to the Articles of Incorporation of the Company, filed with the Nevada Secretary of State on August 18, 2015, filed with the Nevada Secretary of State on August 18, 2015, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on June 29, 2016 and incorporated herein by reference.

3.03	Bylaws of the Company, filed with the Nevada Secretary of State on August 18, 2015, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on June 29, 2016 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 23, 2017	H/CELL ENERGY CORPORATION

	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
Chief Executive Officer

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